Exhibit 99.1

Vyome Holdings Reports First Quarter 2026 Results With Key FDA Filings and Strong Balance Sheet

●	Vyome has signed an agreement with Impetis Biosciences Limited, a TATA Enterprise, to in-license two selective JAK inhibitor assets, opening access to a large and growing ~$57B global market[1]

●	VT-1953 regulatory submissions to the FDA for Orphan Drug Designation status and proposals for constructive FDA guidance on the next steps of development

●	Company ends Q1 2026 with approximately $8.8 million in cash and cash equivalents while maintaining a clean capital structure with no debt, no preferred stock, and no toxic financing instruments

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Vyome Holdings, Inc. (Nasdaq: HIND)(“Vyome”), a clinical-stage biopharmaceutical company focused on immuno-inflammatory and rare disease conditions, today reports financial results for the first quarter ended March 31, 2026, and provides a corporate update.

Krishna Gupta, Chairman of Vyome, said, “Over the last several quarters, Vyome has executed with focus and discipline, advancing differentiated programs in areas of significant unmet medical need focused on inflammatory disorders. Inflammation remains one of the world’s largest problems, and we believe Vyome is well positioned for long-term value creation. We continue to strengthen our scientific, operational, and governance foundation while remaining highly disciplined on capital structure and shareholder alignment.”

Venkat Nelabhotla, CEO of Vyome, stated, “We continue to advance VT-1953 toward pivotal-stage readiness while maintaining a strong focus on disciplined execution, regulatory engagement, manufacturing preparedness, and financial stewardship. We submitted to the FDA an application for the approval of orphan drug designation status and proposals across several areas of the next stages of development readiness, and continue to believe VT-1953 addresses a major unmet need in malignant fungating wounds, where there are currently no FDA-approved therapies specifically addressing the condition.”

“Importantly, we have continued to preserve what we believe is one of the Company’s key differentiators: a clean and disciplined capital structure with no debt, no preferred stock, and no toxic financing instruments. We remain focused on creating long-term shareholder value while advancing our immuno-inflammatory and rare disease strategy,” concluded Mr. Nelabhotla.

[1]	https://www.researchandmarkets.com/report/jak-inhibitor?srsltid=AfmBOoonOb9NkQoIR8mj_k-Nb-XVnCirMY73UDt2qTp7k7IFfvbe41hi

First Quarter 2026 and Recent Corporate Highlights

●	Regulatory submissions with the FDA related to VT-1953 pivotal development readiness, including discussions involving manufacturing, toxicology, pharmacokinetic requirements, and clinical development considerations. Filed an Orphan Drug Designation application with the FDA

●	Continued advancement of VT-1953 for malignant fungating wounds, a condition associated with significant unmet medical need and no FDA-approved therapies specifically addressing the condition.

●	Raised approximately $5.29 million in gross proceeds through the sale of 1,089,545 common shares on January 27, 2026, at an average price of $5.00 per share, representing a 59.2% premium to the prior day’s closing price, with total dilution to existing shareholders of approximately 15%

●	Continued scientific and translational activities supporting VT-1908 and broader immuno-inflammatory initiatives

●	Presented positive VT-1953 Phase 2 clinical study data at the prestigious American Association for Cancer Research (AACR) 2026

●	Entered into a strategic in-licensing agreement with Impetis Biosciences Limited, a TATA Enterprise, for selective JAK inhibitor assets under a capital-light structure with payments at commercialization, and development using non-dilutive pathways

Financial Results for the Quarter Ended March 31, 2026

●	Cash and cash equivalents were approximately $8.8 million as of March 31, 2026, compared with approximately $5.0 million as of December 31, 2025

●	Total assets were approximately $10.2 million as of March 31, 2026

●	Total stockholders’ equity was approximately $8.0 million as of March 31, 2026

●	Total operating expenses for the quarter ended March 31, 2026, were approximately $1.1 million, including approximately $666,000 in research and development expenses and approximately $478,000 in selling, general, and administrative expenses

●	Net loss attributable to common shareholders for the quarter ended March 31, 2026, was approximately $963,000, or approximately $0.15 per basic and diluted share

The Company will also host a conference call and webcast on Wednesday, June 3, 2026, at 11:00 a.m. ET to discuss the results. To access the webcast, please use the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=531gpp9T or dial in at 1-877-317-6789 (U.S./Canada toll-free) or +1-412-317-6789 (international).

A replay will be available on the Company Website.

About Vyome Holdings, Inc.:

Vyome is building the world’s premier platform spanning the US-India innovation corridor. Vyome’s immediate focus is on leveraging its clinical-stage assets to transform the lives of patients with immuno-inflammatory conditions. By applying groundbreaking science and its unique positioning, Vyome seeks to deliver lasting value to shareholders in a hyper cost-efficient manner while upholding global standards of quality and safety.

To learn more, please visit  www.vyometx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements include, but are not limited to, statements contained in this press release relating to Vyome’s business strategy, the anticipated timing and outcome of regulatory submissions to the FDA, Vyome’s future operating results, and liquidity and capital resources outlook. Forward-looking statements are based on Vyome’s current expectations and assumptions regarding Vyome’s business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Vyome’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. Vyome cautions you, therefore, against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, Vyome’s ability to raise capital to fund continuing operations; our ability to protect Vyome’s intellectual property rights; the impact of any infringement actions or other litigation brought against Vyome; competition from other providers and products; Vyome’s ability to develop and commercialize products and services; changes in government regulation; and other factors relating to Vyome’s industry, operations and results of operations described in the Vyome’s Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause Vyome’s actual results to differ may emerge from time to time, and it is not possible for Vyome to predict all of them. Vyome cannot guarantee future results, levels of activity, performance, or achievements. Vyome assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, except as may be required under applicable securities law.

SUMMARY FINANCIAL STATEMENTS

SUMMARY OF CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$8,795,783	$4,982,333
Other current assets	366,799	455,988
Long term assets	1,022,864	1,058,856
Total assets	$10,185,446	$6,497,177

Liabilities	$2,144,125	$2,735,160
Total Stockholders’ equity (deficit)	8,041,321	3,762,017
Total liabilities and stockholders’ equity	$10,185,446	$6,497,177

SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2026	Three months ended March 31, 2025
Revenues	$31,591	$198,581
Cost of goods sold	(14,946)	(44,162)

Gross profit	16,645	154,419

Operating expenses	1,146,585	353,417
Operating loss	(1,129,940)	(198,998)

Interest and other expenses, net	144,419	(94,976)

Net loss	$(985,521)	$(293,974)

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